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                                                                    Exhibit 10.4


                  FIRST AMENDMENT TO PURCHASE OPTION AGREEMENT

         This First Amendment to Purchase Option Agreement, dated as of October 14, 1992, by and between Atrix Laboratories, Inc. (formerly known as Vipont Research Laboratories, Inc.), a Delaware corporation ("Atrix"), and Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership").

         WHEREAS, the Partnership was formed as a limited partnership upon the filing of a Certificate of Limited Partnership dated August 5, 1987 in the office of the Secretary of State of the State of Colorado, pursuant to the terms of the Agreement of Limited Partnership of the Partnership, dated August 5, 1987 (the "Prior Agreement"), and amended and restated pursuant to the Amended and Restated Agreement dated as of June 20, 1990 (the "Amended and Restated Agreement"); and

         WHEREAS, the Partnership and Atrix entered into the Technology Transfer Agreement, the Research and Development Agreement, the Purchase Option Agreement and the Purchase Option Agreement, all dated as of an even date with the Prior Agreement (collectively and together with the Amended and Restated Agreement, referred to herein as the "Partnership Documents"), for the purpose of developing a biodegradable periodontal pocket treatment containing sanguinarine or other benzophenanthridine alkaloids; and

         WHEREAS, the funding provided by the Partnership to develop and test the Perio Product-Sanguinarine was exhausted prior to September 30, 1991 and since that date Atrix has advanced funds to the Partnership to complete the Phase III Clinical Studies and to conduct a clarifying study; and

         WHEREAS, at a Special Meeting of the Limited Partners of the Partnership, duly called and held on October 14, 1992, the Limited Partners approved a proposal to authorize Atrix to amend the Partnership Documents to permit Atrix to share in certain royalties and proceeds from the sale of rights related to the Perio Product, as more fully described in the Proposal section of the Partnership's Special Meeting Proxy Statement dated August 31, 1992 (the "Proxy Statement").

         NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.      DEFINITIONS.

                 "Percentage Contribution" means a percentage representing the ratio of the total costs, including, but not limited to all costs for testing, development and securing regulatory approval, if ever, of the Perio Product with an active agent, sanguinarine or doxycycline, and the Perio Product without an active agent, to the amount that each party




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         has contributed through the date of such regulatory approval. For purposes of this definition, the Limited Partners shall be credited with $10,350,000, the amount raised in the initial public offering of the Partnership.

                 "Perio Product" means a biodegradable periodontal pocket treatment with or without an active agent.

                 "Purchase Option" shall mean the exclusive right, but not the obligation, to purchase all of the Partnership's right, title and interest in and to the Perio Product, on the terms and conditions set forth in this Agreement.

                 "Sale of Rights" means the sale of rights related to the Perio Product, including, but not limited to, licenses granted to non-affiliated third parties.

         2. Article 2 of the Purchase Option Agreement is amended in its entirety to read as follows:

                          2.1. EXERCISE. Subject to the terms of this Agreement,
                 the Partnership hereby irrevocably and exclusively grants to Atrix and its Affiliates the Purchase Option. The Purchase Option shall not be exercisable until after such time, if ever, as Atrix has paid or accrued an obligation to pay to the Partnership, pursuant to the Marketing Agreement, royalties on Gross Sales Revenues and/or proceeds from the Sale of Rights equal to the Partnership's Percentage Contribution multiplied by $36,000,000. Atrix or its Affiliates may exercise the Purchase Option by notifying the Partnership of its exercise in writing, after which time Atrix shall have no obligation to pay any additional royalties or proceeds from the Sale of Rights which accrue after the Purchase Option Notice Date pursuant to the Purchase Option Agreement.

                          2.2. PURCHASE PRICE. The exercise price of the
                 Purchase Option (the "Purchase Price") shall be equal to the sum of the Partnership's Percentage Contribution multiplied by $18,000,000 and is payable in cash or such other forms of consideration as the parties hereto and Limited Partners owning at that time not less than 75% of the Partnership's Interests may agree, such Purchase Price to be paid on the Purchase Option Exercise Date (or such later date as the parties hereto and Limited Partners owning at that time not less than 75% of the Partnership's Interests may agree).

         3. EFFECTIVE DATE. The effective date of this First Amendment shall be October 14, 1992.

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         4. TERMS. Terms used herein and not otherwise defined in this First
Amendment shall have the meaning ascribed to each of them in the Purchase Option Agreement.

         5. NO OTHER MODIFICATIONS. The intent of the parties hereto is to modify only those provisions of the Purchase Option Agreement as are set forth herein. All other terms and provisions set forth in the Purchase Option Agreement shall remain in full force and effect.

         6. NO WAIVER. Nothing in this First Amendment shall be construed as a waiver by either party of any of its rights to exercise any right, power or remedy hereunder or under the Purchase Option Agreement.

         7. COUNTERPARTS. This First Amendment may be executed in counterparts, and the signed originals shall be sent, via facsimile, to each party, each of which shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

                                       ATRIX LABORATORIES, INC.

                                       By:  /s/ Dr. G. Lee Southard
                                          ---------------------------
                                              Dr. G. Lee Southard, President

                                       VIPONT ROYALTY INCOME FUND, LTD.

                                       By:  /s/ Dr. G. Lee Southard
                                          ---------------------------
                                              Dr. G. Lee Southard, President,
                                              Atrix Laboratories, Inc., general
                                              partner of Vipont Royalty Income
                                              Fund, Ltd.

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